UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017 (June 2, 2017)

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QUOTIENT LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001‑36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 011-44-131-445-6159

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On June 2, 2017, Quotient Biodiagnostics Group Limited (“QBDG”), a company for which Deidre Cowan (the spouse of the Chairman and Chief Executive Officer of Quotient Limited (the “Company”)) exercises sole voting and dispositive power, entered into a share trading plan for personal investment diversification and planning purposes. The plan covers the sale of up to 500,000 of the Company’s ordinary shares (approximately 14% of QBDG’s total shareholding in the Company) between July and November of 2017. Transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Under the provisions of a pre-existing lock-up agreement that was entered into in connection with the Company’s April 4, 2017 equity offering, disclosure of the share trading plan was not permitted until recently.

The plan was adopted in accordance with guidelines specified under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's policies regarding share transactions. Rule 10b5-1 permits individuals who are not in possession of material non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED
By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer

Date: July 6, 2017